                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                         WELLS FARGO RETAIL FINANCE, LLC

                                       AND

                           NATIONAL HOME CENTERS, INC.



                           Dated as of August 2, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                  Page
                                                                                  ----
ARTICLE 1 - THE REVOLVING CREDIT ...............................................     1
   1-1  Establishment of Revolving Credit ......................................     1
   1-2  Availability ...........................................................     1
   1-3  Risks of Value of Inventory ............................................     2
   1-4  Procedures Under Revolving Credit ......................................     2
   1-5  The Loan Account .......................................................     4
   1-6  The Master Note ........................................................     5
   1-7  Payment of Loan Account ................................................     5
   1-8  Interest ...............................................................     6
   1-9  Fees ...................................................................     7
   1-10 Lender's Discretion ....................................................     8
   1-11 Fees for L/C's .........................................................     9
   1-12 Concerning L/C's .......................................................     9
   1-13 LIBOR Option ...........................................................    11
   1-14 Capital Requirements ...................................................    13

ARTICLE 2 - GRANT OF SECURITY INTEREST..........................................    14
   2-1  Grant of Security Interest..............................................    14
   2-2  Negotiable Collateral...................................................    14
   2-3  Collection of Accounts, General Intangibles, and Negotiable Collateral..    14
   2-4  Delivery of Additional Documentation Required ..........................    14
   2-5  Power of Attorney ......................................................    15
   2-6  Right to Inspect .......................................................    15
   2-7  Control Agreements .....................................................    15
   2-8  Extent and Duration of Security Interest ...............................    15

ARTICLE 3 - DEFINITIONS ........................................................    16
   3-1  Definitions ............................................................    16
   3-2  Accounting Terms .......................................................    16
   3-3  Construction ...........................................................    16
   3-4  Exhibits ...............................................................    16

ARTICLE 4 - CONDITIONS PRECEDENT ...............................................    16
   4-1  Corporate Due Diligence ................................................    17
   4-2  Opinion ................................................................    17
   4-3  Cash Management and Additional Documents ...............................    17
   4-4  Officers' Certificates .................................................    17
   4-5  Representations and Warranties .........................................    17
   4-6  Initial Minimum Excess Availability ....................................    17
   4-7  No Event of Default ....................................................    17
   4-8  No Material Adverse Change .............................................    18

                                      (ii)

     4-9  Delivery of Documents ...........................................   18
     4-10 Perfection Requirements .........................................   18
     4-11 Insurance .......................................................   18
     4-12 Existing Indebtedness ...........................................   18

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS .............   18
     5-1  Payment and Performance of Liabilities ..........................   18
     5-2  Due Organization - Authorization - No Conflicts .................   18
     5-3  Trade Names .....................................................   20
     5-4  Locations. Landlord's Consents, Waivers .........................   20
     5-5  Title to Assets .................................................   21
     5-6  Indebtedness ....................................................   22
     5-7  Insurance Policies ..............................................   22
     5-8  Licenses ........................................................   23
     5-9  Intellectual Property ...........................................   23
     5-10 Leases ..........................................................   23
     5-11 Depository Accounts .............................................   23
     5-12 Requirements of Law .............................................   23
     5-13 Maintain Properties .............................................   23
     5-14 Pay Taxes .......................................................   24
     5-15 No Margin Stock .................................................   25
     5-16 ERISA ...........................................................   25
     5-17 Hazardous Materials .............................................   26
     5-18 Litigation ......................................................   26
     5-19 Dividends or Investments ........................................   26
     5-20 Loans ...........................................................   27
     5-21 Protection of Assets ............................................   27
     5-22 Line of Business ................................................   27
     5-23 Affiliate Transactions ..........................................   27
     5-24 Executive Pay ...................................................   28
     5-25 Additional Assurances ...........................................   28
     5-26 Adequacy of Disclosure ..........................................   29
     5-27 Minimum Excess Availability .....................................   29
     5-28 No Material Adverse Change ......................................   29
     5-29 Securities Accounts .............................................   29
     5-30 Disclosure Updates ..............................................   29
     5-31 Brokerage Commissions ...........................................   30
     5-32 Other Covenants .................................................   30

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL ..............................   30
     6-1  Use of Inventory Collateral .....................................   30
     6-2  Inventory Quality ...............................................   30
     6-3  Adjustments and Allowances ......................................   30
     6-4  Validity of Accounts ............................................   30
     6-5  Notification to Account Debtors .................................   31

                                     (iii)

ARTICLE 7 - CASH MANAGEMENT ................................................  31
     7-1   Cash Management Accounts ........................................  31
     7-2   Credit Card Receipts ............................................  32
     7-3   Crediting Payments; Float Charge ................................  32
     7-4   Designated Account ..............................................  33
     7-5   Maintenance of Loan Account; Statements of Liabilities ..........  33
     7-6   The Funding Account .............................................  33
     7-7   Capital Infusions, Etc. .........................................  33

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT ..........................  33
     8-1   Appointment as Attorney-In-Fact .................................  33
     8-2   No Obligation to Act ............................................  34

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS..  35
     9-1   Maintain Records ................................................  35
     9-2   Access to Records ...............................................  35
     9-3   Immediate Notice to Lender ......................................  36
     9-4   Borrowing Base Certificate ......................................  37
     9-5   Collateral Reporting ............................................  37
     9-6   Annual Reports ..................................................  38
     9-7   Officers' Certificates ..........................................  39
     9-8   Inventories. Appraisals. and Audits .............................  39
     9-9   Additional Financial Information ................................  40
     9-10  Financial Performance and Inventory Covenants ...................  40
     9-11  Electronic Reporting ............................................  40
     9-12  Guarantor Reports ...............................................  40

ARTICLE 10 - EVENTS OF DEFAULT .............................................  41
     10-1  Failure to Pay Revolving Credit .................................  41
     10-2  Failure To Make Other Payments ..................................  41
     10-3  Failure to Perform Covenant or Liability (No Grace Period) ......  41
     10-4  Failure to Perform Covenant or Liability (Grace Period) .........  41
     10-5  Misrepresentation ...............................................  42
     10-6  Acceleration of Other Debt. Breach of Lease .....................  42
     10-7  Default Under Other Agreements ..................................  42
     10-8  Casualty Loss. Non-Ordinary Course Sales ........................  42
     10-9  Judgment. Restraint of Business .................................  42
     10-10 Business Failure ................................................  42
     10-11 Bankruptcy ......................................................  43
     10-12 Insecurity ......................................................  43
     10-13 Default by Guarantor or Related Entity ..........................  43
     10-14 Indictment - Forfeiture .........................................  43
     10-15 Termination of Guaranty .........................................  43
     10-16 Challenge to Loan Documents .....................................  43
     10-17 Executive Management ............................................  43

                                      (iv)

    10-18 Change in Control ...............................................   44
    10-19 Material Adverse Change .........................................   44

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT .............................   44
    11-1  Rights of Enforcement ...........................................   44
    11-2  Sale of Collateral ..............................................   44
    11-3  Occupation of Business Location .................................   45
    11-4  Grant of Nonexclusive License ...................................   45
    11-5  Assembly of Collateral ..........................................   45
    11-6  Rights and Remedies .............................................   46

ARTICLE 12 - NOTICES ......................................................   46
    12-1  Notice Addresses ................................................   46
    12-2  Notice Given ....................................................   47

ARTICLE 13 - TERM .........................................................   47
    13-1  Termination of Revolving Credit .................................   47
    13-2  Effect of Termination ...........................................   48
    13-3  Prepayment Premium ..............................................   48

ARTICLE 14 - GENERAL ......................................................   49
    14-1  Protection of Collateral ........................................   49
    14-2  Successors and Assigns ..........................................   49
    14-3  Severability ....................................................   49
    14-4  Amendments. Course of Dealing ...................................   49
    14-5  Power of Attorney ...............................................   50
    14-6  Application of Proceeds .........................................   50
    14-7  Lender's Costs and Expenses .....................................   50
    14-8  Copies and Facsimiles ...........................................   50
    14-9  New York  Law ...................................................   50
    14-10 Consent to Jurisdiction .........................................   51
    14-11 Indemnification .................................................   51
    14-12 Right of Set-Off ................................................   51
    14-13 Usury Savings Clause ............................................   52
    14-14 Waivers .........................................................   52
    14-15 Confidentiality .................................................   53
    14-16 Right to Publish Notice .........................................   53
    14-17 Withholding Taxes ...............................................   53
    14-18 Credit Inquiries ................................................   54
    14-19 Revival and Reinstatement of Liabilities ........................   54

                                       (v)

                                    EXHIBITS

        1-6    Master Note
        3      Definitions
        5-2(a) Chief Executive Office; FEIN; Organizational Number 5-2(b) Related Entities
        5-3    Trade Names
        5-4    Locations
        5-5    Encumbrances
        5-6    Indebtedness
        5-7    Insurance Policies
        5-9    Intellectual Property
        5-10   Leases
        5-11   Depository Accounts
        5-14   Taxes
        5-17   Hazardous Materials disclosures
        5-18   Litigation
        7-1    Cash Management Arrangements
        7-2    Credit Card Arrangements
        7-6    Funding Account
        9-4    Borrowing Base Certificate
        9-10   Financial Performance Covenants
        E-1    Eligible Inventory Locations
        L-1    LIBOR Notice
        R-1    Real Property Collateral

         THIS AGREEMENT is made between WELLS FARGO RETAIL FINANCE, LLC (hereinafter, "Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, Suite 1800, Boston, Massachusetts 02108, and NATIONAL HOME CENTERS, INC. (hereinafter, the "Borrower"), an Arkansas corporation with its principal executive offices at Highway 265 North, P.O. Box 789, Springdale, Arkansas 72765-0789 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                              W I T N E S S E T H:

ARTICLE 1- THE REVOLVING CREDIT
-------------------------------

         1-1  Establishment of Revolving Credit.
              ---------------------------------

                  (a) The Lender establishes a revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make Advances to and for the account of the Borrower as provided herein. The amount of the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time hereafter. The Loan made by the Lender under this Agreement, and all of the Borrower's other Liabilities to the Lender under or pursuant to this Agreement, are payable as provided herein.

                  (b) The Lender hereby agrees, subject to the terms and conditions of this Agreement, to make Advances to the Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Credit Limit, minus the then unpaid principal balance of the Loan, minus the then aggregate of
-----                                                -----
such Reserves as may have been established by Lender, minus the then outstanding
                                                      -----
Stated Amount of all L/C's; or (ii) the Borrowing Base.

                  (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 9-4, below.

                  (d) Anything to the contrary in Section 1-1(b) above notwithstanding, Lender may, in its discretion exercised in good faith, reduce Advance Rates or create Reserves without declaring an Event of Default if it determines that (i) there has occurred a Material Adverse Change; or (ii) Borrower is not in compliance with covenants set forth in EXHIBIT 9-10.
                                                          ------------

                  (e) The proceeds of Advances under the Revolving Credit shall be used solely for working capital purposes of the Borrower and for its Capital Expenditures, all solely to the extent permitted by this Agreement.

         1-2 Availability. The Lender does not have any obligation to make any
             ------------
Advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan exceeds Availability. The making of Advances and the providing of financial accommodations in excess of Availability is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such Advances and financial accommodations constitute Liabilities. The making of any such Advances and the providing of financial accommodations, on any one occasion such that Availability is exceeded shall not obligate the Lender to make any such Advances or to provide any financial accommodation on any other occasion nor to permit such Advances to remain outstanding.

         1-3  Risks of Value of Inventory. The Lender's reference to a given
              ---------------------------
asset in connection with the making of Advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         1-4  Procedures Under Revolving Credit.
              ---------------------------------

                  (a) The Borrower may request Advances under the Revolving Credit, each in an amount of not less than Ten Thousand ($10,000) Dollars. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

                  (b) The Lender, subject to the terms and conditions of this Agreement, will provide the Borrower with the Advance so requested by the end of business on a Business Day if such request is received by 1:30 P.M., Boston, Massachusetts time on that Business Day; otherwise, such Advance will be provided by the end of the then next Business Day.

                  (c) Provided that Availability will not be exceeded (but subject, however, to Subsection 1-4(i), below (which deals with the effect of a Suspension Event)), an Advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such Advance to the Funding Account.

                  (d) An Advance shall be deemed to have been made under the Revolving Credit upon:

                           (i)   The Lender's initiation of the transfer of the
proceeds of such Advance in accordance with the Borrower's instructions (if such Advance is of funds requested by the Borrower).

                           (ii)  The charging of the amount of such Advance to
the Loan Account (in all other circumstances).

                  (e) There shall not be any recourse to, nor liability of, the Lender on account of:

                           (i)   Any delay in the making of any Advance
requested under the Revolving Credit.

                           (ii)  Any delay in the proceeds of any such Advance
constituting collected funds.

                           (iii) Any  delay in the  receipt, and/or any loss, of
funds which constitute an Advance under the Revolving Credit, the wire transfer of which was initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.


                  (f) The Lender may rely on any request for an Advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested Advance or to provide any such financial accommodation until the Lender is furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Lender.

                  (g) A request by the Borrower for any Advance under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                           (i)    There has been no Material Adverse Change.

                           (ii)   The Borrower is in compliance with, and is not
then in breach, of any of its covenants contained in this Agreement (unless such non-compliance or breach has been waived by Lender).

                           (iii)  Each representation which is made herein or in
any of the Loan Documents is then true and in all material respects complete as of and as if made on the date of such request.

                           (iv)   No Suspension Event is then in existence.

                  (h) The Borrower shall immediately become indebted to the Lender for the amount of each Advance under or pursuant to this Agreement when such Advance is deemed to have been made.

                  (i) Upon the occurrence from time to time of any Suspension Event, the Lender may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any Advance or to provide any financial accommodation hereunder.

                  (j) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower.

                           (i)    Each such request shall be in such manner as
may from time to time be reasonably acceptable to the Lender.

                           (ii)   The Lender will endeavor to cause the issuance
of any L/C so requested by the Borrower, provided that the requested L/C is in form satisfactory to the Lender and if so issued:

                                  (A)     The aggregate Stated Amount of all
                                          L/C's then outstanding, does not
                                          exceed Two Million ($2,000,000)
                                          Dollars.

                                  (B)     The expiry of the L/C is not later
                                          than the earlier of thirty (30) days
                                          prior to the Maturity Date or the
                                          following:

                                          (I)  L/C's other than Documentary
                                               L/C's: One (1) year from initial
                                               issuance.

                                          (II) Documentary L/C's: forty five
                                               (45) days from issuance; and


                                  (C)    Availability would not be exceeded.

                    (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

              (iv) There shall not be any recourse to, nor liability of, the Lender on account of:

                    (A)    Any delay or refusal by an Issuer to issue an L/C.

                    (B) Any action or inaction of an Issuer on account of or in respect to, any L/C.

              (v) The Borrower shall reimburse the Issuer, immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrower fails to so reimburse the Issuer, the Borrower immediately shall reimburse the Lender for the amount of such drawing. To the extent which the Borrower fails to so reimburse the Issuer or the Lender, the Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is so obligated to pay to the Lender or the Issuer, or for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such Advance shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 1-8. To the extent an Advance is made hereunder, Borrower's reimbursement obligation shall be discharged and replaced by the resulting Advance. Such Advance shall be made whether or not a Suspension Event is then in existence or such Advance would result in Availability being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 1-7(b), below.

         1-5  The Loan Account.
              ----------------

                  (a) An account ("Loan Account") shall be opened on the books of the Lender in which Loan Account a record may be kept of all Advances made under or pursuant to this Agreement and of all payments thereon.

                  (b) The Lender may also keep a record (e)ther in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

                  (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments or deposits as having been advanced under the Revolving Credit if such amounts are then due and payable.

                  (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in an Overadvance. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-7(b), below. Any amount which is added to the principal balance of the Loan as provided in this Section shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan.

          (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

     1-6 The Master Note. The obligation to repay Advances under the
         ---------------
Revolving Credit, with interest as provided herein, may be evidenced by a note (the "Master Note") in the form of EXHIBIT 1-6, annexed hereto, executed by the
                                   -----------
Borrower. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender.

     1-7  Payment of Loan Account.
          -----------------------

             (a) The Borrower may repay all or any portion of the principal balance of the Loan from time to time until the Termination Date.

             (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the balance of the Loan Account does not exceed Availability.

             (c) The Borrower shall pay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

     1-8  Interest.
          --------

             (a) Except as provided in clause (c) below, all Liabilities (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

             (b) Upon the occurrence and during the continuation of an Event of Default,

                 (i) all Liabilities (except for undrawn L/Cs) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2.125% above the per annum rate otherwise applicable hereunder, and

                 (ii) the L/C fees provided for in Section 1-11 shall be
             increased to 2.125% percentage points above the per annum rate otherwise applicable hereunder.

           (c) Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Liabilities or an obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 1-11 (as and when accrued or incurred), the fees and costs provided for in Section1-9 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

           (d) All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

           (e) In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Liabilities to the extent of such excess.

     1-9  Fees.  Borrower shall pay to the Lender the following fees:
          ----

           (a) Loan Maintenance Fee., Borrower shall pay, on the first day of each month, a loan maintenance fee in the amount of $1,500 per month, which fee shall be fully earned and payable on the first day of each month.

           (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an Unused Line Fee in an amount equal to two-tenths of one (.20%) percent of the Average Unused Portion of the Credit Limit.

           (c) Financial Examination, Legal Investigation, Documentation, and Appraisal Fees. Lender's actual charges paid or incurred for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Lender; Lender's actual charges paid or incurred for each appraisal of the Collateral performed by personnel employed by Lender; and, the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform legal investigation, documentation financial analysis and examinations (i.e., audits) of Borrower or to appraise the Collateral. Borrower shall be periodically charged for all due diligence and loan administration costs from time to time incurred by Lender at the rate of
(i) $750 per man per day plus out-of-pocket expenses for Lender's financial auditors both in the filed and in the office and (ii) $1,500 per man per day plus out-of-pocket expenses for each appraisal of any of the collateral conduced at Lender's expense. So long as no Event of Default exists, with respect to audits, Borrower's obligation to reimburse Lender shall not exceed Thirty Thousand ($30,000) Dollars per year, and with respect to appraisals, Lender agrees not to conduct more than two (2) appraisals during each year.

           (d) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess an additional fee payable by the Borrower on account of the accommodation of Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of this Agreement.

                   (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

                           (A) The Borrower's failure to pay that amount which is necessary so that the principal balance of the Loan does not exceed Availability (as required under Section 1-7(b), above).

                           (B) The providing of an Advance under the Revolving Credit such that Availability would be exceeded.

                           (C) The providing of a same Business Day loan requested after the time set forth in Section 1-4(b)(i), above.

                           (D) The Borrower's failure to provide a financial statement or report within the applicable time-frame provided for such report under
                                   Article 9, below.

                   (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

           (e) The Borrower shall not be entitled to any credit, rebate or repayment of any Loan Maintenance Fee, Unused Line Fee or other fee previously earned by the Lender pursuant to this Section notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make Advances hereunder.

     1-10  Lender's Discretion.
           -------------------

           (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to Lender's exercise of its judgement, in good faith (which shall be presumed), based upon that Lender's consideration of any such factor as the Lender, taking into account information of which that Lender then has actual knowledge, believes:

                   (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).


                (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

                (iv)  Constitutes a Suspension Event.

          (b) In the exercise of such judgement, the Lender also may take into account any of the following factors:

                (i) Those included in, or tested by, the definitions of "Acceptable Inventory", "Retail", and "Cost".

                (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                (iii) General economic conditions which have a material effect on cost structure.

                (iv) Material changes in or to the mix of the Borrower's Inventory.

                (v) Seasonality with respect to the Borrower's Inventory and pattern of the Borrower's retail sales versus that which was projected.

                (vi) Material changes in Availability versus that which was projected.

                (vii) Such other factors as the Lender determines, in good faith, as having a material bearing on credit risks associated with the providing of Advances and financial accommodations to the Borrower.

          (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Lender's exercise of discretion shall be the Borrower's.

     1-11 Fees for L/C's.
          --------------

          (a) Prior to the issuance of any L/C, the Borrower shall pay to the Lender a fee for each L/C equal to fifty (50) Basis Points times the Stated Amount of that L/C times the initial term of that L/C.

          (b) In addition to the fee to be paid as provided in Subsection 1-11(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by the Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

     1-12 Concerning L/C's.
          ----------------

          (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if such documents on their face appear to be in order.

          (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

          (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                (i)   Select an advising bank, if any.

                (ii)  Select a paying bank, if any.

                (iii) Select a negotiating bank.

          (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

          (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

          (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No.500, and any subsequent revisions thereof.

          (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                (i) Impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                (ii) Impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in Section 1-12(g)(i) or 1-12(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 1-12(g)(i) or 1-12(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrower.

          (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances whatsoever including, without limitation, the following:

                (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

                (v) The Borrower shall not present to Lender or cause the amendment of an L/C without satisfactory evidence of one or more of the following: (A) change in delivery date; (B) Borrower's receipt of partial shipment; or (C) change to original order reflected in OTB (open to Buy) or other information which may be so reasonably requested by the Lender.

          (i) In no event, shall Lender or Issuer have any obligation to honor any L/C presented for payment after its expiration. In the event no payment has been made, the Stated Amount of such L/C shall continue to be deducted from Availability for thirty (30) business days beyond expiration of said L/C.

     1-13 LIBOR Option.
          ------------

                (a) Interest and Interest Payment Dates. In lieu of having
                    -----------------------------------
interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Liabilities, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                (b) LIBOR Election.
                    --------------

                       (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 1:00 P.M. (Boston, Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00p.m. (Boston, Massachusetts time) on the same day.

                       (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (I) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (II) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                       (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time;
                -----------
provided, however, that in the event that LIBOR Rate Loans are prepaid on any
--------  -------
date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with the terms hereof or for any other reason, including early termination of the term of this Agreement or acceleration of the Liabilities pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d) Special Provisions Applicable to LIBOR Rate.
                -------------------------------------------

                   (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any Eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                   (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

            (e) No Requirement of Matched Funding. Anything to the contrary
                ---------------------------------
contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire Eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring Eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     1-14   Capital Requirements. If, after the date hereof, Lender determines
            --------------------
that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of which reduces the return on Lender's or such holding company's capital solely as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

ARTICLE 2 - GRANT OF SECURITY INTEREST
--------------------------------------

         2-1 Grant of Security Interest. Borrower hereby grants to Lender a
             --------------------------
continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Liabilities in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         2-2 Negotiable Collateral. In the event that any Collateral, including
             ---------------------
proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         2-3 Collection of Accounts, General Intangibles, and Negotiable
             -----------------------------------------------------------
Collateral. At any time after the occurrence and during the continuation of an
----------
Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, Chattel Paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

         2-4 Delivery of Additional Documentation Required. At any time upon the
             ---------------------------------------------
request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional
                                                                     ----------
Documents") that Lender may request in its Permitted Discretion, in form and
---------
substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property Collateral acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law,

Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (a) provide Lender with a report of all new patentable or copyrightable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     2-5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and
         -----------------
appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Borrower on any of the documents described in Section 2.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Liabilities have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     2-6 Right to Inspect. Lender and its officers, employees, or agents shall
         ----------------
have the right, from time to time hereafter, upon notice and during Borrower's normal business hours so long as no Event of Default exists and is continuing hereunder or at any time, without notice, after the occurrence of an Event of Default and during its continuance, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     2-7 Control Agreements. Borrower agrees that it will not transfer assets
         ------------------
out of any Securities Accounts other than as permitted under Section 5-29 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

     2-8 Extent and Duration of Security Interest. This grant of a security
         ----------------------------------------
interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 3 - DEFINITIONS
-----------------------

     3-1 Definitions. All capitalized terms used in this agreement which are not
         -----------
otherwise defined herein or in the UCC shall have the meanings assigned to them in EXHIBIT 3, annexed hereto.
   ---------

     3-2 Accounting Terms. All accounting terms not specifically defined herein
         ----------------
shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     3-3 Construction. Unless the context of this Agreement or any other Loan
         ------------
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     3-4 Exhibits. All of the exhibits attached to this Agreement shall be
         --------
deemed incorporated herein by reference.

ARTICLE 4 - CONDITIONS PRECEDENT
--------------------------------

     The effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, is conditioned upon the delivery to Lender of the documents described below, each in form and substance satisfactory to the Lender, and the satisfaction of the conditions described below:

     4-1 Corporate Due Diligence.
         -----------------------

             (a) A Certificate of legal existence and good standing issued by the Secretary of State or other governing authority of the State of Borrower's legal formation.

             (b) Certificates of due qualification and good standing, issued by the Secretary(ies) of State or other governing authority of each state in which the nature of the Borrower's business conducted or assets owned could require such qualification.

             (c) A Certificate of the Borrower's secretary, clerk or otherwise authorized officer or other Person attesting to the due adoption, continued effectiveness, and setting forth the texts of, each resolution or authorization adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     4-2 Opinion. An opinion of counsel to the Borrower in form and substance
         -------
satisfactory to Lender and Lender's counsel.

     4-3 Cash Management and Additional Documents. Such additional instruments
         ----------------------------------------
and documents including, without limitation, an agreement for the Blocked Account executed by the Borrower, Lender and the applicable bank, Lender and each such processor or service provider, and any other notices or agreements required under Article 7 hereof, as the Lender or its counsel reasonably may require or request, in each case in form and substance satisfactory to Lender and its counsel.

     4-4 Officers' Certificates. Certificates executed by the president or chief
         ----------------------
executive officer and the chief financial officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     4-5 Representations and Warranties. Each of the representations made by or
         ------------------------------
on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by and or on behalf of the Borrower shall be true and in all material respects, correct and complete as of the date as of which such representation or warranty was made.

     4-6 Initial Minimum Excess Availability. Availability, after giving effect
         -----------------------------------
to the first Advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such Revolving Credit, is not less than One Million Two Hundred Fifty Thousand ($1,250,000) Dollars.

     4-7 No Event of Default. No event shall have occurred, or failed to occur,
         -------------------
which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     4-8 No Material Adverse Change. No Material Adverse Change has occurred.
         --------------------------

         4-9  Delivery of Documents. This Agreement, the other Loan Documents
              ---------------------
and all instruments and documents hereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender. No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.

         4-10 Perfection Requirements. Lender shall have received evidence, in
              -----------------------
form and substance reasonably satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral, and Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender.

         4-11 Insurance. Lender shall have received evidence of insurance and
              ---------
loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee.

         4-12 Existing Indebtedness. Lender shall have received, in form and
              ---------------------
substance reasonably satisfactory to Lender, an Assignment Agreement with the existing lender assigning to Lender all of Borrower's Liabilities owing to existing lender, together with all assignments and documents necessary to consummate such assignment and assign to Lender all collateral security heretofore granted to existing lender by Borrower.

ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
-------------------------------------------------------------

         To induce the Lender to establish the loan arrangement contemplated herein and to make Advances and to provide financial accommodations under the Revolving Credit (each of which shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

         5-1  Payment and Performance of Liabilities. The Borrower shall pay
              --------------------------------------
each Liability due Lender when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability due Lender and pay each Liability due others in accordance with its current custom and practice. If Borrower has any dispute with any Person with respect to any Liability, Borrower shall give Lender notice of said dispute.

         5-2  Due Organization - Authorization - No Conflicts.
              -----------------------------------------------

              (a) The chief executive office of Borrower is located at the address indicated in EXHIBIT 5-2(a) and Borrower's FEIN and, if applicable,
                     --------------
organizational number from its state of incorporation is identified in EXHIBIT
                                                                       -------
5-2(a). The Borrower presently is and shall hereafter remain in good standing as
------
a legal entity in the state in which it is legally formed and is and shall hereafter remain duly qualified and in good standing in every other state in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

              (b) Each Related Entity is listed on EXHIBIT 5-2(b), annexed
                                                   --------------
hereto. Each Related Entity is and shall hereafter remain in good standing in the state in which legally formed and is and shall hereafter remain duly qualified in every other state in which, by reason of the nature and location of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

           (c) The Borrower has all legal corporate power and authority to execute and deliver all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite legal power and authority to perform any and all of the Liabilities.

           (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i)   Have been duly authorized by all necessary legal action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

           (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

           (f) At all times Borrower shall (iv) preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses; and (v) Borrower shall not change Borrower's name; FEIN; if applicable, organizational number; corporate structure; or identity; or add any new fictitious name; provided, however, that
                                                        --------  -------
Borrower may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

           (g) The execution, delivery, and performance by Guarantor of the Loan Documents to which Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

           (h) The Loan Documents to which Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be the legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

    5-3 Trade Names.
        -----------

                  (a) EXHIBIT 5-3, annexed hereto, is a listing of:
                      -----------

                           (vi)  All names under which the Borrower ever
conducted its business, all trademark and service mark registrations and applications with respect to any trademark or service mark; and all licenses pursuant to which Borrower has the right to use any trademark or service mark.

                           (vii) All entities and/or Persons with whom the
Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

                  (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender, and (ii) in compliance with all other provisions of this Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-3.
                                                            -----------

                  (c) The Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

                  (d) To the knowledge of Borrower, the conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         5-4  Locations. Landlord's Consents, Waivers.
              ---------------------------------------

                  (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices as set forth at the beginning of this Agreement and at those locations which are listed on EXHIBIT 5-4, annexed hereto, which exhibit
                                    -----------
includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (iii) to accomplish sales of Inventory in the ordinary course of business or (iv) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on
EXHIBIT 5-4.
-----------

                  (b) The Borrower shall use its best efforts to obtain and deliver to the Lender a consent, waiver and subordination (reasonably satisfactory to the Lender) by the landlord for:

                           (v)   All of Borrower's warehouse and distribution
center locations and store locations which in the aggregate account for one third (_) of Borrower's sales volume, before execution hereof.

                           (vi)  For the balance of store locations within
thirty (30) days of the date of execution hereof.

                  (c) Upon expiration of the thirty (30) day period referenced in Section 5-4(b)(ii) above, Lender will establish an Availability Reserve for up to ninety (90) days rent for each of the Borrower's locations in a Landlord Lien State or in a One Turn State for which a satisfactory consent, waiver and subordination has not been received. Such Availability Reserve may be reduced or eliminated but only if no Suspension Event is then in existence or has not theretofore occurred, upon the furnishing to the Lender of a consent, waiver and subordination (in form reasonably satisfactory to the Lender) by the landlord for the subject location.

                  (d) The Borrower will not:

                           (vii)  Terminate or, in any material respect, alter,
modify, or amend, any Lease, except for Borrower's benefit and with at least ten
(10) days prior written notice to Lender.

                           (viii) Relocate its chief executive office to a new
location or enter into any Lease with respect to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

                  (e) Except as otherwise disclosed on EXHIBIT 5-4, no tangible
                                                       -----------
personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment. Borrower shall obtain and deliver a consent, waiver and subordination (in form reasonably satisfactory to the Lender) from each bailee disclosed on EXHIBIT 5-4 on or
                                                          -----------
prior to the date of execution hereof.

         5-5  Title to Assets.
              ---------------

                  (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

                           (ix)   The security interest created herein.


                           (x)    Those Encumbrances (if any) listed on EXHIBIT
                                                                        -------
5-5, annexed hereto.
---

                  (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

         5-6  Indebtedness. The Borrower does not and shall not hereafter have
              ------------
any Indebtedness with the exceptions of:

                  (a) Any Indebtedness to the Lender.

                  (b) The Indebtedness (if any) listed on EXHIBIT 5-6, annexed
                                                          -----------
hereto.

                  (c) Capital Leases, not to exceed $100,000 per year, provided Lender is given prompt written notice of any Capital Lease and no Lien on the Collateral arises as a result thereof.

         5-7  Insurance Policies.
              ------------------

                  (a) EXHIBIT 5-7, annexed hereto, is a schedule of all
                      -----------
insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

                  (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender. The coverage reflected on EXHIBIT 5-7 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

                  (c) The Borrower shall advise the Lender of each claim in excess of One Hundred Thousand ($100,000) Dollars made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. This appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. So long as no Event of Default exists and is continuing, Lender agrees not to compromise or settle any insurance claims without the prior written consent of Borrower, which consent shall not be unreasonably withheld. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

                  (d) The Borrower shall maintain at all times those policies of insurance obtained by the Borrower and assigned to the Lender as required by
Section 4-4, above.

         5-8 Licenses. Each license, distributorship, franchise, and similar
             --------
agreement issued to, or to which the Borrower is a party is in full force and effect. To the knowledge of Borrower, no party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

         5-9 Intellectual Property. Borrower owns, or holds licenses in, all
             ---------------------
trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as EXHIBIT 5-9 is a true, correct, and complete listing of all
          -----------
material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

     5-10 Leases. EXHIBIT 5-10, annexed hereto, is a schedule of all presently
          ------  ------------
effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. To the knowledge of Borrower, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     5-11 Depository Accounts. Set forth on EXHIBIT 5-11 are all of
          -------------------               ------------
Borrower's checking or other demand daily deposit accounts, including, with respect to each depository (a) the name and address of such depository, and (b) the account numbers of the accounts maintained with such depository.

     5-12 Requirements of Law. The Borrower is in material compliance with, and
          -------------------
shall hereafter materially comply with and use its assets in material compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     5-13 Maintain Properties. The Borrower shall:
          -------------------

          (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

          (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

          (c) Not use any of the Collateral in violation of any policy of insurance thereon.

          (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following, in each case, subject to the turning over to the Lender of all Receipts with respect to the same as provided herein,

                  (xi)  The sale of Inventory in compliance with this Agreement.

                  (xii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

     5-14 Pay Taxes.
          ---------

          (a) The federal income tax returns of the Borrower have been audited by the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on
EXHIBIT 5-14, annexed hereto, and all deficiencies, assessments, and other
------------
amounts asserted as a result of such examinations have been fully paid or settled. No agreement is in existence which waives or extends any statute of limitations applicable to the right of the

Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

         (b) All returns of the Borrower for state and local income, excise, sales, and other taxes have been audited (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on
EXHIBIT 5-14, annexed hereto, and all deficiencies, assessments, and other
------------
amounts asserted as a result of such examinations have been fully paid or settled. No agreement is in existence which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

         (c) Except as disclosed on said EXHIBIT 5-14, there are no examinations
                                         ------------
of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

         (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any Person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

         (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any Person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     5-15 No Margin Stock. The Borrower is not engaged in the business of
          ---------------
extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X, of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     5-16 ERISA. Neither the Borrower nor any ERISA Affiliate ever has or
          -----
hereafter shall:

          (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

          (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

          (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

          (d) Engage in, or commit, any act such that a tax or penalty could be imposed on account thereof pursuant to ERISA.

          (e) Accumulate any material funding deficiency within the meaning of ERISA.

          (f) Terminate any Employee Benefit Plan such that a Lien could be asserted of the Borrower on account thereof pursuant to ERISA.

          (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.

     5-17 Hazardous Materials.
          -------------------

          (a) Except as set forth in Exhibit 5-17, the Borrower has never:

                 (xiii) Been legally responsible for any release or threat of release of any Hazardous Material.

                 (xiv) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

          (b) The Borrower shall:

                 (xv) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                 (xvi) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

          (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     5-18 Litigation. Other than those matters disclosed on EXHIBIT 5-18, there
          ----------                                        ------------
are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to

Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5-19 Dividends or Investments. The Borrower shall not, without the
          ------------------------
prior written consent of Lender:

          (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

          (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

          (c) Invest in or purchase any stock or securities or rights to purchase any stock or securities of any corporation or other entity.

          (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

          (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

          (f) Organize or create any Related Entity.

          (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

     5-20 Loans. The Borrower shall not make any loans or advances to, nor
          -----
acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

          (a) Advance payments made to the Borrower's suppliers in the ordinary course.

          (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by the Borrower.

          (c) Loans to the Borrower's officers and employees in amounts not to exceed $50,000 to any one individual and $200,000 outstanding to all such individuals at any one time.

     5-21 Protection of Assets. The Lender, in the Lender's discretion, and from
          --------------------
time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

     5-22 Line of Business. The Borrower shall not engage in any business other
          ----------------
than the business in which it is currently engaged or a business reasonably related thereto.

     5-23 Affiliate Transactions. The Borrower shall not make any payment, nor
          ----------------------
give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall:

          (a) Be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

          (b) Not differ from that which would have been charged in an arms length transaction.

     5-24 Executive Pay.
          -------------

          (a) The only Executive Officers of the Borrower, at the execution of this Agreement, are those individuals referenced in the definition of "Executive Officers".

          (b) Prior to the execution of this Agreement, the Borrower furnished the Lender with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then in existence. There are no unwritten agreements or understandings between the Borrower and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Lender.

          (c) The Borrower will not:

                (xvii) Enter into any Executive Agreement not existing at the execution of this Agreement.

                (xviii) Alter, amend, supplement, or otherwise change any Executive Agreement.

                (xix) Pay, provide, or facilitate any Executive Pay other than as provided in an Executive Agreement or, if not covered by an Executive Agreement, as permitted pursuant to Section 5-23, above.

     5-25 Additional Assurances.
          ---------------------

          (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-5,
                                                                 -----------
annexed hereto) to secure the Liabilities.

          (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-5, above).

          (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of any Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

          (d) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5-23 shall be sufficient for filing to perfect the security interests granted herein.

    5-26  Adequacy of Disclosure.
          ----------------------

          (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

          (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement.

          (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

    5-27  Minimum Excess Availability. At all times, Borrower shall have
          ---------------------------
Availability of not less than $1,250,000.

    5-28  No Material Adverse Change. There has not been a Material Adverse
          --------------------------
Change.


    5-29  Securities Accounts. Borrower shall not establish or maintain any
          -------------------
Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default
                        --------  -------
has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

    5-30  Disclosure Updates. Borrower shall promptly and in no event later than
          ------------------
five (5) Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

    5-31  Brokerage Commissions. Borrower has not utilized the services of any
          ---------------------
broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith. Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

    5-32  Other Covenants. The Borrower shall not indirectly do or cause to be
          ---------------
done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL
--------------------------------------------

    6-1   Use of Inventory Collateral.
          ---------------------------

               (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

               (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of Inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

    6-2   Inventory Quality. All Inventory now owned or hereafter acquired by
          -----------------
the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

    6-3   Adjustments and Allowances. The Borrower may grant such allowances or
          --------------------------
other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

    6-4   Validity of Accounts.
          --------------------

               (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

               (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

            (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

     6-5  Notification to Account Debtors. After the occurrence of an Event of
          -------------------------------
Default and during its continuance, the Lender shall have the right at any time to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT
---------------------------

     7-1  Cash Management Accounts.
          ------------------------

            (a) Borrower shall (xx) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on EXHIBIT 7-1 (each, a "Cash Management Bank"), and shall take such reasonable steps to ensure that all payments of the amounts owed by its Account Debtors are forwarded directly to such Cash Management Bank, and (xxi) deposit or cause to be deposited promptly, and in any event no later than the third (3/rd/) Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (xxii) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (xxiii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it promptly will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

            (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend EXHIBIT 7-1 to add or replace a Cash Management
                               -----------
Bank or Cash Management Account; provided, however, that (xxiv) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (xxv) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

           (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Liabilities, and in which Borrower is hereby deemed to have granted a Lien to Lender.

     7-2 Credit Card Receipts.
         --------------------

           (a) Annexed hereto as EXHIBIT 7-2, is a schedule which describes all
                                 -----------
Credit Card Processors, which term shall include any "instant credit" providers and any other arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

           (b) After the occurrence of an Event of Default, at Lender's request, Borrower shall deliver to the Lender the written acknowledgment and consent of each of the Credit Card Processors to a notice in form satisfactory to the Lender, which notice provides that payment of all credit card charges submitted by the Borrower to that Credit Card Processor payable to the Borrower by such Credit Card Processor shall be directed to the Blocked Account. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

     7-3 Crediting Payments; Float Charge. The receipt of any payment item by
         --------------------------------
Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 1:00 p.m. (Boston, Massachusetts time). If any payment item is received into the Lender's Account on a non-Business Day or after 1:00 p.m. (Boston, Massachusetts time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for one (1) Business Days of "clearance" or "float" at the rate applicable to Base Rate Loans under Section 1-8 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Liabilities; the effect of such clearance or float charge being the equivalent of charging one (1) Business Days of interest on such Collections.

     7-4 Designated Account. Lender is authorized to make the Advances, and
         ------------------
Lender is authorized to issue the L/C's, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 1-8(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     7-5 Maintenance of Loan Account; Statements of Liabilities. Lender shall
         ------------------------------------------------------
maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, the L/C's issued by Lender for Borrower's account, and with all other payment Liabilities hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 7-3, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     7-6 The Funding Account. All checks shall be drawn by the Borrower upon,
         -------------------
and other disbursements made by the Borrower solely from, the accounts set forth on EXHIBIT 7-6 (the "Funding Account").
   -----------

     7-7 Capital Infusions, Etc. The proceeds of any investment in the Borrower
         ----------------------
from any source, including without limitation, proceeds of the issuance or sale of any capital stock or debt instruments, shall be deposited by the purchaser thereof directly into a Cash Management Account. In addition, any funds received by Borrower other than from ordinary business operations, including without limitation, tax refunds, insurance or condemnation proceeds or damage awards, shall be deposited directly into a Cash Management Account.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT
-------------------------------------------------

     8-1 Appointment as Attorney-In-Fact. The Borrower hereby irrevocably
         -------------------------------
constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. The rights and powers granted the Lender by this appointment include but are not limited to the right and power to:

            (a) After the occurrence of an Event of Default and during its continuance, prosecute, defend, compromise, or release any action relating to the Collateral.

            (b) (xxvi) Sign, after the occurrence of an Event of Default and during its continuance, change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; and/or (xxvii) receive and open the Borrower's mail and remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate Person to whom to so turn over such mail.

            (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

                  (d) (i) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; and/or
(ii) sign, after the occurrence of an Event of Default and during its continuance, Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and/or (iii) sign the Borrower's name on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

                  (f) After the occurrence of an Event of Default and during its continuance, repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

                  (g) After the occurrence of an Event of Default and during its continuance, use, license or transfer any or all General Intangibles of the Borrower.

                  (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

         8-2 No Obligation to Act. (a) The Lender shall not be obligated to do
             --------------------
any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

                  (b) Without in any way limiting the foregoing, if Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (i) make payment of the same or any part thereof, (ii) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or
(iii) obtain and maintain insurance policies of the type described in Section 5-7 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS
--------------------------------------------------------------------------

         9-1  Maintain Records. The Borrower shall:
              ----------------

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 9 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

                  (e) Not change the Borrower's fiscal year.

                  (f) Not change the Borrower's taxpayer identification number.

         9-2  Access to Records.
              -----------------

                  (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may reasonably require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

                  (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

                           (i)    Inspect, copy, duplicate, review, cause to be
reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other Person, and directs any such service bureau, contractor, accountant, or other Person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                           (ii)   Verify at any time the Collateral or any
portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

         9-3  Immediate Notice to Lender.
              --------------------------

                  (a) The Borrower shall provide the Lender with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                           (i)    Any change in the Borrower's Executive
Officers, officers, directors, controllers or key employees.

                           (ii)   The completion of any physical count of the
Borrower's Inventory (together with a copy of the certified or such other results as may then be available thereof).

                           (iii)  Any ceasing of the Borrower's making of
payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                           (iv)   Any failure by the Borrower to pay rent at any
of the Borrower's locations, which failure continues for more than fifteen (15) days following the day on which such rent first came due. If Borrower has any dispute with any Landlord with respect to rent payable or other matters, Borrower shall give Lender written notice of said dispute.

                           (v)    Any failure by Borrower to pay trade
liabilities or other expense liabilities in accordance with their past business practices.

                           (vi)   Any material change in the business,
operations, or financial affairs of the Borrower.

                           (vii)  The occurrence of any Suspension Event.

                           (viii) Any intention on the part of the Borrower to
discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1(d)).

                           (ix)   Any litigation not covered by insurance which,
if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

                           (x)    The reduction by any of Borrower's material
vendors in the amount of trade credit or terms provided by such vendor to Borrower on the date of execution hereof.

                           (xi)   The engagement or employment by Borrower of
any bankruptcy, restructuring or "turn-around" professionals.

                  (b) The Borrower shall:

                    (i) Provide the Lender, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

                    (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

                    (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio such advertising).

                    (iv) Provide the Lender, when received by the Borrower, with a copy of any audit report or similar communications from any accountant of the Borrower.

         9-4 Borrowing Base Certificate. The Borrower shall provide the Lender,
             --------------------------
daily, with a Borrowing Base Certificate (in the form of EXHIBIT 9-4 annexed
                                                         -----------
hereto, as such form may be revised from time to time by the Lender). Such Certificate may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission at its request. No adjustments to the Borrowing Base Certificate may be made without support documentation and such other documentation as may be requested by Lender from time to time.

         9-5 Collateral Reporting. Borrower shall provide Lender with the
             --------------------
following documents at the following times in form satisfactory to Lender:


     ---------------------------------------------------------------------------
     Daily                  (a) Accounts Receivable summary, Inventory values
                                summary, daily sales and gross profit report, and a Borrowing Base Certificate.
     ---------------------------------------------------------------------------
     Monthly (not           (b) a detailed calculation of the Borrowing Base,
                            ----------------------------------------------------
     later than the 10/th/
     day of each month)     (c) a detailed schedule of all Accounts that are not
                                Eligible Accounts and all Inventory that is not Eligible Inventory,
                            ----------------------------------------------------
                            (d) a detailed aging, by total, of the Accounts,
                                together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,
                            ----------------------------------------------------
                            (e) Inventory reports specifying Borrower's cost and
                                the wholesale market value of its Inventory, by category,
                            ----------------------------------------------------
                            (f) a summary aging, by vendor, of Borrower's
                                accounts payable and any book overdraft, and
                            ----------------------------------------------------
                            (g) a calculation of Dilution for the prior month.
     ---------------------------------------------------------------------------
     Upon request by        (h) a detailed list of Borrower's customers,
                            ----------------------------------------------------
     Lender

                      ----------------------------------------------------------
                          (i) a report regarding Borrower's accrued, but unpaid, ad valorem taxes,
                      ----------------------------------------------------------
                          (j) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrower, purchase orders and invoices, and
                      ----------------------------------------------------------
                          (k) such other reports as to the Collateral, or the financial condition of Borrower, as Lender may request.
    ----------------------------------------------------------------------------

         In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         9-6  Annual Reports.
              --------------

                  (a) In addition to the reports required under Section 9-5, annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (b) Borrower shall provide interim draft annual financial statements (inclusive of subsequent periods, until year end statements are delivered) within thirty (30) days of each year end.

         9-7  Officers' Certificates. The Borrower shall cause the Borrower's
              ----------------------
President and Chief Financial Officer respectively to provide such Person's certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which certificate shall:

                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the certificate which accompanies such annual statement) to usual year end adjustments.

                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

                  (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 9-10, below.

                  (d) Indicate that all taxes (broken down by type and taxing authority) have or have not been paid.

                  (e) Indicate that all rent and additional rent (broken down by store location) due pursuant to any store lease have or have not been paid.

         9-8  Inventories. Appraisals, and Audits.
              -----------------------------------

                  (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

                  (b) Upon the Lender's request from time to time, the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or financial or SKU based inventories shall be observed by the Borrower's accountants. The Lender will require the Borrower to conduct two (2) such counts and/or inventories during each twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period. The draft or unaudited results of all inventories or counts shall be furnished to Lender promptly thereafter and final, reconciled results within fifteen (15) business days of the taking of such inventories or counts. The Borrower agrees that the Lender is entitled to request and receive directly from the inventory taker the unaudited or draft results of any such inventory or audit.

                  (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are reasonably satisfactory to the Lender.

                  (d) The Lender contemplates conducting three (3) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

                  (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping upon Borrower's written request.

         9-9  Additional Financial Information.
              --------------------------------

                  (a) In addition to all other information required to be provided pursuant to this Article 9, the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower and any guarantor of the Liabilities, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

              (b) As soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith estimate of the financial performance of Borrower during the periods covered thereby,

              (c) If and when filed by Borrower: (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, (ii) any other filings made by Borrower with the SEC, (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and (iv) any other information that is provided by Borrower to its shareholders generally.

         9-10 Financial Performance and Inventory Covenants. The Borrower shall
              ---------------------------------------------
observe and comply with those financial performance and inventory covenants set forth on EXHIBIT 9-10 annexed hereto.
         ------------

         9-11 Electronic Reporting. At Lender's option all information and
              --------------------
reports required to be supplied to Lender by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Lender from time to time.

         9-12 Guarantor Reports. The Borrower shall cause Guarantor to deliver
              -----------------
copies of Guarantor's federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

ARTICLE 10 - EVENTS OF DEFAULT
------------------------------

         The occurrence of any event described in this Article 10 which has not been waived, in writing, by Lender respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in
Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         10-1 Failure to Pay Revolving Credit. The failure by the Borrower to
              -------------------------------
pay any amount when due under the Revolving Credit.

         10-2 Failure To Make Other Payments. The failure by the Borrower to pay
              ------------------------------
when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

         10-3 Failure to Perform Covenant or Liability (No Grace Period). The
              ----------------------------------------------------------
failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in section 10-1 or section 10-2, above, and included in any of the following provisions hereof:

                    Section Relates to:
                    ------------------

                     5-4      Location of Collateral

                     5-5      Title to Assets

                     5-6      Indebtedness

                     5-7      Insurance Policies

                     5-12       Pay Taxes

                     5-21       Affiliate Transactions

                     5-23       Additional Assurances

                     Article 7  Cash Management

                     Article 9 Financial Reporting Requirements and Financial Covenants

         10-4 Failure to Perform Covenant or Liability (Grace Period). The
              -------------------------------------------------------
failure by the Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement, other than those described in Sections 10-1, 10-2 or 10-3, or in any other agreement with Lender which is not remedied within the earlier of thirty (30) days after (a) notice thereof by Lender to Borrower, or (b) the date Borrower was required to give notice to Lender pursuant to Section 9-3(a)(vi) hereof.

         10-5 Misrepresentation. The determination by the Lender that any
              -----------------
representation or warranty at any time made by the Borrower to the Lender was not true or complete in all material respects when given.

         10-6 Acceleration of Other Debt. Breach of Lease. The occurrence of any
              --------------------------
event such that any Indebtedness of the Borrower to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10-7 Default Under Other Agreements. The occurrence of any breach or
              ------------------------------
default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

         10-8 Casualty Loss. Non-Ordinary Course Sales. The occurrence of any
              -------------
(a) uninsured loss, theft, damage, or destruction of or to any portion of the Collateral in an amount exceeding $500,000, or (b) sale (other than sales in the ordinary course of business) of any portion of the Collateral in an amount exceeding $500,000.

         10-9 Judgment. Restraint of Business.
              -------------------------------

               (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

               (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within forty-five (45) days of its entry.

               (c) The entry of any final non-appealable order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10-10 Business Failure. Any act by, against, or relating to the
               ----------------
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other Person, pursuant to court action or otherwise, over all, or any material part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

         10-11 Bankruptcy. The failure by the Borrower to generally pay the
               ----------
debts of the Borrower as they mature; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure.

         10-12 Insecurity. The occurrence of any event or circumstance with
               ----------
respect to the Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Liabilities or the performance by the Borrower under this Agreement or any other agreement between the Lender and the Borrower is impaired.

         10-13 Default by Guarantor or Related Entity. The occurrence of any of
               --------------------------------------
the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), Subsidiary, or Related Entity, as if such guarantor, parent, or Related Entity were the "Borrower" described therein.

         10-14 Indictment - Forfeiture. The indictment of, or institution of any
               -----------------------
legal process or proceeding against, the Borrower, any Executive Officer or any guarantor of the Liabilities under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material portion of the property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

         10-15 Termination of Guaranty. The termination or attempted termination
               -----------------------
of any guaranty by any guarantor of the Liabilities.

         10-16 Challenge to Loan Documents.
               ---------------------------

               (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

               (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-17 Executive Management. The death, disability, or failure of any
               --------------------
Executive Officer at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement; provided however that if any Executive Officer dies, becomes disabled, or otherwise fails to exercise and discharge management responsibilities, Borrower shall have thirty
(30) days to appoint a successor, acceptable to Lender, to the office of such Executive Officer.

         10-18 Change in Control. Any change in the ownership of the capital
               -----------------
stock of the Borrower such that Dwain Newman or a Newman Family - owned entity does not Control the Borrower.

         10-19 Material Adverse Change. If there is a Material Adverse
               -----------------------
Change.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT
---------------------------------------------

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

         11-1 Rights of Enforcement. The Lender shall have all of the rights and
              ---------------------
remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

               (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

               (b) To take possession of all or any portion of the Collateral.

               (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

                  (d) To conduct one or more going out of business sales, strategic sales or other sales which include the sale or other disposition of the Collateral.

                  (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

                  (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11-2 Sale of Collateral.
              ------------------

                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

                  (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. To the extent permitted by law, the Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods
(all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least five (5) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

                  (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

                  (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

         11-3 Occupation of Business Location. In connection with the Lender's
              -------------------------------
exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender . The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the

Borrower for use or occupancy by the Lender of any premises pursuant to this
Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

         11-4 Grant of Nonexclusive License. The Borrower hereby grants to the
              -----------------------------
Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         11-5 Assembly of Collateral. The Lender may require the Borrower to
              ----------------------
assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

         11-6 Rights and Remedies. The rights, remedies, powers, privileges, and
              -------------------
discretions of the Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any Person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 -  NOTICES
---------------------

        12-1  Notice Addresses. All notices, demands, and other communications
              ----------------
made in respect of this Agreement (other than a request for an Advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

         If to the Lender:          WELLS FARGO RETAIL FINANCE, LLC
                                           One Boston Place, Suite 1800
                                           Boston, Massachusetts 02108
                                           Attention:   Mr. Todd Colpitts
                                           Phone:       617 854-7225
                                           Fax:     617 523-4029

         With a copy to:            Mitchell M. Brand, Esq.
                                           OTTERBOURG, STEINDLER, HOUSTON &

                                                ROSEN, P.C.
                                             230 Park Avenue
                                             New York, New York 10169
                                             Phone:   212 661-9100
                                             Fax:     212 682-6104

 If to the Borrower:            NATIONAL HOME CENTERS, INC.
                                             Highway 265 North
                                             P.O. Box 789
                                             Springdale, Arkansas 72765-0789
                                             Attention: Mr. Brent Hanby
                                             Phone:   501-756-1700
                                             Fax:     501-927-5794

 With a copy to:            M. Sean Hatch, Esq.
                                             WRIGHT, LINDSEY & JENNINGS, LLP
                                             200 West Capital Avenue, Suite 2200
                                             Little Rock, Arkansas 72201
                                             Phone:   501-371-0808
                                             Fax:     501-376-9442

 12-2 Notice Given.
      ------------

      (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

              (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

              (ii) By recognized overnight express delivery: the Banking Day following the day when sent.

              (iii) By hand: If delivered on a Business Day after 9:00 A.M. and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

              (iv) By facsimile transmission (which must include a header indicating the party sending such transmission): If sent on a Business Day after 9:00 A.M. and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

      (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM
-----------------

         13-1 Termination of Revolving Credit. This Agreement is, and is
              -------------------------------
intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the Maturity Date, and shall automatically be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least ninety (90) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender's rights and remedies hereunder and Borrower's obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Lender, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

         13-2 Effect of Termination. Upon the termination of Revolving Credit,
              ---------------------
the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balances of the Annual Facility Fee and Loan Maintenance Fee; any accrued and unpaid Unused Line Fee; any Prepayment Premium and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 1 which place an obligation on the Lender to make any Advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.

         13-3 Prepayment Premium. If Borrower pays in full all or substantially
              ------------------
all of the Liabilities prior to the end of the initial term of this Agreement (or any renewal term), other than temporarily from funds internally generated in the ordinary course of business, at the time of such payment Borrower shall also pay to Lender a prepayment premium in an amount equal to: (a) three percent (3%) multiplied by the Credit Limit, if paid from the Closing Date through July 14, 2002; (b) two percent (2%) of the Credit Limit, if prepaid from July 15, 2002 through July 14, 2003; (c) one percent (1%) of the Credit Limit, if prepaid from July 15, 2003 through July 14, 2004, and (d) zero percent (0%) of the Credit Limit, if prepaid after the July 15, 2004. Any tender of payment in full of the Liabilities following an acceleration by Lender of the Liabilities pursuant to
Article 10 hereof, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium.

              Such prepayment premium shall be paid to Lender as liquidated damages for the loss of the bargain by Lender and not as a penalty.

ARTICLE 14 - GENERAL
--------------------

         14-1 Protection of Collateral. The Lender has no duty as to the
              ------------------------
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

         14-2 Successors and Assigns. This Agreement shall be binding upon the
              ----------------------
Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14-3 Severability. Any determination that any provision of this
              ------------
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         14-4 Amendments. Course of Dealing.
              -----------------------------

                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

                  (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14-5 Power of Attorney. In connection with all powers of attorney
              -----------------
included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.

     14-6 Application of Proceeds. The proceeds of any collection, sale, or
          -----------------------
disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

     14-7 Lender's Costs and Expenses. The Borrower shall pay on demand all
          ---------------------------
Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in monitoring compliance with this Agreement and in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account. Borrower shall be obligated, from time to time, to pay Lender's fees, including reasonable attorneys' fees and expenses for the preparation, negotiation, amendment and interpretation of this Agreement and related documents.

     14-8 Copies and Facsimiles. This Agreement and all documents which relate
          ---------------------
thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     14-9 New York Law. THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN
          ------------
DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     14-10 Consent to Jurisdiction. THE PARTIES AGREE THAT ALL ACTIONS OR
           -----------------------
PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK,

PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR
--------  -------
OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS
   ----- --- ----------
BROUGHT IN ACCORDANCE WITH THIS SECTION 14-10.

     14-11 Indemnification. Borrower shall pay, indemnify, defend, and hold the
           ---------------
Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified
                                                               -----------
Person") harmless (to the fullest extent permitted by law) from and against any
------
and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the
                              -----------------------
contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 14-11 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Liabilities. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     14-12 Right of Set-Off. Any and all deposits or other sums at any time
           ----------------
credited by or due to the undersigned from the Lender or from any participant (a "Participant") with the Lender in the credit facility contemplated hereby and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender and any Participant, and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant.

     14-13 Usury Savings Clause. It is the intention of the parties hereto to
           --------------------
comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall this Agreement or such Loan Document require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Liabilities or in any communication by Lender or any other Person to the Borrower or any other Person, or in the event all or part of the principal of the Liabilities or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (a) the provisions of this paragraph shall govern and control, (b) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of the Liabilities shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (c) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Liabilities have been or would be paid in full by such credit, refunded to the Borrower, and (d) the provisions of this Agreement and the other Loan Documents, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Liabilities, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to the Liabilities.

     14-14 Waivers.
           -------

           (a) The Borrower and each and every guarantor, endorser, and surety of the Liabilities) makes each of the waivers included in Section 14-14(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing Advances and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

           (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING.


                 (i) Except as otherwise specifically required in this Agreement, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                 (ii) Except as otherwise specifically required in this Agreement, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                 (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH

CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                 (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy
Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                 (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                 (vi) Any claim to consequential, special, or punitive damages.

     14-15 Confidentiality. This Agreement and the terms hereof are
           ---------------
confidential, and neither the contents of this Agreement or the details of this Agreement may be shown or disclosed by the Borrower to any bank, finance company or other lender without the prior written consent of the Lender.

     14-16 Right to Publish Notice. Lender may, at Lender's discretion and
           -----------------------
expense, publicize or otherwise advertise by so-called "tombstone" advertising or otherwise Lender's and any Participant's financing transaction with the Borrower.

     14-17 Withholding Taxes. All payments made by Borrower hereunder or under
           -----------------
any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (a) measured by or based on the net income or net profits of Lender, or (b) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full
 -----
amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 14-17 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to
                     --------  -------
increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     14-18 Credit Inquiries. Borrower authorizes Lender to (provided,
           ----------------
however, Lender shall incur no liability for the failure to) respond to credit inquiries concerning Borrower in accordance with Lender's normal and customary practices. Borrower hereby indemnifies and holds Lender harmless for any action taken by Lender in reliance upon the foregoing authorization.

     14-19 Revival and Reinstatement of Liabilities. If the incurrence or
           ----------------------------------------
payment of the Liabilities by Borrower or any guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to
                           -----------------
repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or any guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     Executed as a sealed instrument this _____ day of ___________, 2001.

                                   NATIONAL HOME CENTERS, INC.
                                   (BORROWER)

                                   By:______________________________________
                                   Print Name:______________________________
                                   Title: __________________________________


                                   WELLS FARGO RETAIL FINANCE, LLC
                                   (LENDER)

                                   By:______________________________________
                                   Print Name:______________________________
                                   Title:___________________________________